Exhibit 4.1

OMNIBUS AMENDMENT

TO

INDENTURE SUPPLEMENTS

This OMNIBUS AMENDMENT, dated as of November 21, 2005 (this “Amendment”), is entered into among: GE Capital Credit Card Master Note Trust, a Delaware statutory trust (the “Trust”) and Deutsche Bank Trust Company Americas, as indenture trustee under the Indenture referred to below (in such capacity, the “Indenture Trustee”).

BACKGROUND

1.                                       The Indenture Trustee and the Trust are parties to the Master Indenture, dated as of September 25, 2003 (as amended, the “Indenture”), as supplemented by the Series 2004-1 Indenture Supplement, dated as of June 23, 2004, the Series 2004-2 Indenture Supplement, dated as of September 22, 2004, the Series 2004-VFN4 Indenture Supplement, dated as of September 22, 2004, the Series 2004-VFN5 Indenture Supplement, dated as of December 29, 2004, the Series 2005-1 Indenture Supplement, dated as of March 30, 2005, the Series 2005-VFN1 Indenture Supplement, dated as of March 31, 2005, the Series 2005-2 Indenture Supplement, dated as of June 30, 2005, the Series 2005-3 Indenture Supplement, dated as of June 30, 2005, the Series 2005-VFN2 Indenture Supplement, dated as of June 30, 2005 and the Series 2005-VFN3 Indenture Supplement, dated as of September 29, 2005, each between the Indenture Trustee and the Trust (collectively, the “Indenture Supplements”).

2.                                       The Indenture Trustee and the Issuer desire to amend the Indenture Supplements as set forth herein.

AMENDMENTS

The parties hereto agree as follows:

SECTION 1.  DEFINITIONS.  As used herein, (a) capitalized terms which are defined in the preamble hereto shall have the meanings as so defined, and (b) capitalized terms not so defined shall have the meanings set forth in the Indenture.

SECTION 2.  AMENDMENTS TO INDENTURE SUPPLEMENTS.  Each Indenture Supplement shall be amended by:

(a)                                  Deleting clause (a) of the definition of “Base Rate” where it appears in Section 1.1 of each of the Indenture Supplements and substituting therefor the following clause (a):

“(a) the Monthly Interest, net of Net Swap Receipts, if any”; and

(b)                                 Adding the words “and excluding any Net Swap Receipts” after the final word in the parenthetical in clause (a)(i) of the definition of “Portfolio Yield” where its appears in Section 1.1 of each of the Indenture Supplements.

SECTION 3.  EFFECTIVENESS.  The amendments set forth in Section 2 above shall become effective as of the October 22, 2005; provided that (i) each of the Indenture Trustee and the Trust shall have executed a counterpart of this Amendment, (ii) the Indenture Trustee shall have received an Issuer Order, an Officer’s Certificate meeting the requirements of Section 9.1(b) of the Indenture and a Tax Opinion and (iii) the Rating Agency Condition shall have been satisfied.

SECTION 4.  BINDING EFFECT; RATIFICATION.  (a)                                                 On and after the execution and delivery hereof, (i) this Amendment shall be a part of each Indenture Supplement amended hereby and (ii) each reference in each such amended Indenture Supplement to “this Agreement” or “hereof”, “hereunder” or words of like import, and each reference in any other Related Document Supplement to such amended Indenture Supplement, shall mean and be a reference to such Indenture Supplement as amended hereby.

(b)                                 Except as expressly amended hereby, the Indenture Supplements shall remain in full force and effect and are hereby ratified and confirmed by the parties hereto.

SECTION 5.  MISCELLANEOUS. (a) THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO PRINCIPLES OF CONFLICTS OF LAW.

(b)                                 Headings used herein are for convenience of reference only and shall not affect the meaning of this Amendment.

(c)                                  This Amendment may be executed in any number of counterparts, and by the parties hereto on separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same agreement.  Executed counterparts may be delivered electronically.

IN WITNESS WHEREOF, the parties have executed this Amendment by their respective officers thereunto duly authorized as of the date first above written.

GE CAPITAL CREDIT CARD MASTER NOTE TRUST

By: The Bank of New York (Delaware), not in its individual capacity, but as Trustee on behalf of the Issuer

By:	/s/ Kristine K. Gullo

Name:	Kristine K. Gullo

Title:	Vice President

S-1

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Indenture Trustee

By:	/s/ Michele Voon

Name:	Michele Voon

Title:	Assistant Vice President

S-2